EXHIBIT 3(O)
                                  ------------


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             PHASE III MEDICAL, INC.

               (Under Section 242 of the General Corporation Law)

     The undersigned, being the President of Phase III Medical, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), do hereby amend and certify as follows:

     1.   The name of the Corporation is Phase III Medical, Inc.

     2. The Certificate of Incorporation of the Corporation is hereby amended to effect the following amendments which were set forth in a resolution adopted by the board of directors and adopted by the holders of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote thereon, in accordance with the provisions of Section 242 of the Delaware General Corporation Law to provide that the Series A $.07 Convertible Preferred Stock may be exchanged commencing on February 1, 2006.

     3. To accomplish the foregoing amendment, section 4(a) of the certificate of designation for the Series A $.07 Convertible Preferred Stock is hereby amended to read in its entirety as follows:

     Section 4. Redemption and Mandatory Exchange.

The shares of Series A Preferred Stock are not redeemable prior to December 1, 1995. At any time on or after such date, the shares of Series A Preferred Stock are redeemable, in whole or in part, at the option of the corporation, during the twelve-month periods commencing on December 1 of the years indicated below at the following redemption prices per share of Series A Preferred Stock, plus accrued and unpaid dividends thereon to the date fixed for redemption:


------------------------------------ -----------------------------------------
                Year                              Redemption Price

------------------------------------ -----------------------------------------
                1995                                   $1.01
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                1996                                    1.02
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                1997                                    1.03
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                1998                                    1.04
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      1999 through May 31, 2005                         1.05
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Commencing  on  February  1,  2006,  the  Company  may  cause an  exchange  (the
"Mandatory Exchange"), in whole or in part, of the shares of Series A Preferred Stock, including accrued and unpaid dividends thereon, by issuing eight (8) shares of Common Stock for each share of Series A Preferred Stock outstanding. Upon delivery to the holders of the Series A Preferred Stock of notice of the Company's election to cause the Mandatory Exchange, all of the shares of the Series A Preferred Stock then outstanding shall be exchanged without any further action on the part of the Company or the holders of such Series A Preferred


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Stock  into the  number of shares of Common  Stock set forth in the  immediately preceding sentence at the time of the Mandatory Exchange. Notice of the Mandatory Exchange shall be mailed to each holder of Series A Preferred Stock by first-class mail, postage prepaid, to such holder's address shown on the books of the Company, such notice to specify the date on which the Mandatory Exchange occurred and to call upon such holder to surrender to the Company, in the manner and at the place designated in such notice, the certificate or certificates representing the shares of Series A Preferred Stock so converted. Each stock certificate of Series A Preferred Stock surrendered for exchange shall be endorsed by its holder, with signatures guaranteed, and otherwise shall be in proper form for transfer. In the event of a Mandatory Exchange and upon receipt by the Company of the stock certificates of the Series A Preferred Stock to be surrendered for conversion, the Company shall cancel the stock certificates of the Series A Preferred Stock surrendered for exchange and forthwith transmit to each holder of Series A Preferred Stock stock certificates for the shares of Common Stock issued as a result thereof, dated the date of such Mandatory Exchange, and such holders shall be deemed for all purposes to be the holders of such Common Stock as of the date of such Mandatory Exchange.

     IN WITNESS WHEREOF, the undersigned being a duly elected officer of the Corporation, has executed this Certificate of Amendment and affirms the statements herein contained this 17th day of March, 2006.

                                           PHASE III MEDICAL, INC.

                                           By: /s/Mark Weinreb
                                              ----------------------
                                           Mark Weinreb, President